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                                                             EXHIBIT 21.1



                         TOYOTA MOTOR CREDIT CORPORATION

                               LIST OF SUBSIDIARIES



                                                              State of
Subsidiary                                                  Incorporation
- ----------                                                  -------------

Toyota Motor Insurance Services                               California

   Toyota Motor Insurance Agency of Ohio, Inc.                Ohio

   Toyota Motor Insurance Services of Kentucky, Inc.          Kentucky

   Toyota Motor Insurance Services of Rhode Island, Inc.      Rhode Island

   Toyota Motor Insurance Services of Wyoming, Inc.           Wyoming

Toyota Motor Insurance Corporation of Vermont                 Vermont

Toyota Motor Insurance Company                                Iowa

Toyota Motor Life Insurance Company                           Iowa

Toyota Motor Credit Receivables Corporation                   California